UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2022

IMMIX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41159	45-4869378
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

(Address of principal executive offices, including zip code)

(310) 651-8041

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	IMMX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2022, Immix Biopharma, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). A total of 10,248,485 shares of the Company’s common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 25, 2022, are as follows:

Proposal 1. At the Annual Meeting, the terms of all current members of the Company’s board of directors expired. All of the seven nominees for director were elected to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the seven directors were as follows:

Directors	For	Abstain	Broker Non-Votes
Ilya Rachman	8,553,545	52,287	1,642,653
Gabriel Morris	8,561,563	44,269	1,642,653
Jason Hsu	8,534,711	71,121	1,642,653
Magda Marquet	8,568,040	37,792	1,642,653
Helen C. Adams	8,567,108	38,724	1,642,653
Carey Ng	8,549,191	56,641	1,642,653
Jane Buchan	8,564,065	41,767	1,642,653

Proposal 2. At the Annual Meeting, the stockholders approved the ratification of the appointment of KMJ Corbin & Company LLP (“KMJ”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The result of the votes to approve KMJ was as follows:

For	Against	Abstain
9,023,287	1,213,599	11,599

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2022	Immix Biopharma, Inc.

/s/ Ilya Rachman
Ilya Rachman
Chief Executive Officer

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